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                                                                Exhibit 21.1

                         UNITED ROAD SERVICES, INC

                               SUBSIDIARIES


SUBSIDIARY                            STATE OF INCORPORATION

 1. Fast Towing, Inc.                           Arizona

 2. Arri Brothers, Inc. d/b/a A&A               California
    Towing*
                                                California

 3. Auto Service Center                         California

 4. Bill & Wags, Inc.*                          Delaware

 5. URS Midwest, Inc.                           Delaware

 6. URS Northeast, Inc.                         Delaware

 7. URS of Tennessee, Inc.                      Delaware

 8. URS Southeast, Inc.                         Delaware

 9. URS Southwest, Inc.                         Delaware

10. URS Transport, Inc.                         Delaware

11. URS West, Inc.                              Illinois

12. North Shore Recycling, Inc.                 Illinois

13. Environmental Auto Removal, Inc.            Illinois

                                                Illinois

14. E&R Towing and Garage, Inc.                 Illinois

15. Northshore Towing, Inc.                     Nevada

16. Evanston Reliable Maintenance, Inc.         Nevada

                                                Texas

17. City Towing, Inc. d/b/a Quality             Texas
Towing
                                                Washington

18. Ken Lehman Enterprises, Inc.

19. El Paso Towing, Inc.

20. Garry's Wrecker Service, Inc.

21. Rouse's Body Shop, Inc.

* a wholly-owned subsidiary of URS West, Inc.